                                                                                                 EXHIBIT 99.1

NEWMARKET CORPORATION ANNOUNCES THE PENDING RETIREMENT OF DAVID A. FIORENZA AND THE APPOINTMENT OF BRIAN D. PALIOTTI AS CHIEF FINANCIAL OFFICER

Richmond, VA, October 23, 2014 - NewMarket Corporation (NYSE: NEU) today announced that after over 40 years of dedicated service with the company, David A. Fiorenza, Vice President and Chief Financial Officer, intends to retire on March 1, 2015.

David became the Chief Financial Officer of the company in 2011, having previously served as the Principal Financial Officer since 2000 and as Vice President and Treasurer of the company since 1997. He joined the company in 1974 as a computer programmer in the Baton Rouge, Louisiana office. He held various positions during his career including an assignment in Brussels, Belgium where he led various support services for the European subsidiaries.

Brian D. Paliotti will succeed David as Vice President and Chief Financial Officer of NewMarket Corporation on January 1, 2015. At such time, David will continue to serve as a Vice President of NewMarket and assist in the transition until his retirement.

Mr. Paliotti, 38, joined NewMarket in 2008 as Financial Officer for Afton Chemical Corporation, NewMarket's largest subsidiary, and was subsequently appointed Vice President, Finance, NewMarket Services Corporation, on May 1, 2013. Prior to joining NewMarket, Brian worked at United Technologies and the Eastman Kodak Company in various finance positions of increasing responsibility both domestically and abroad.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket's management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.
Factors that could cause actual results to differ materially from expectations include, but are not limited to: availability of raw materials and transportation systems; supply disruptions at single sourced facilities; ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; hazards common to chemical businesses; occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; competition from other manufacturers; sudden or sharp raw materials price increases; gain or loss of significant customers; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; inability to complete future acquisitions or successfully integrate future acquisitions into our business and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, "Risk Factors" of our 2013 annual report on Form 10-K, which is available to shareholders upon request. You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:
        David A. Fiorenza
        Investor Relations
        Phone: 804.788.5555
        Fax:         804.788.5688
        Email: investorrelations@newmarket.com